Exhibit 23.3

CONSENT OF GORDON, HUGHES & BANKS, LLP

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 5 to the Registration Statement on Form SB-2 of CapSource Financial, Inc. and to the inclusion therein of our report dated June 9, 2006, with respect to the consolidated financial statements of Prime Time Equipment, Inc. as of December 31, 2005 and 2004 and for the years then ended.

/s/ Gorgon, Hughes & Banks, LLP

Gordon, Hughes & Banks, LLP

Greenwood Village, Colorado

August 6, 2007